As filed with the Securities and Exchange
                    Commission on December 7, 1994
                    Registration No. ______________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM S-3
                        REGISTRATION STATEMENT
                   under the Securities Act of 1933

                            WLR FOODS, INC.
        (Exact name of registrant as specified in its charter)

Virginia                           2000              54-1295923
(State or other jurisdiction   Primary Standard    (I.R.S. Employer
of incorporation or      Industrial Classification  Identification
organization)                 Code Number           Number)

                             P.O. Box 7000
                       Broadway, Virginia  22815
                            (703) 896-7000
          (Address, including zip code, and telephone number,
          including area code, of principal executive offices)

                             John W. Flora
                      Wharton, Aldhizer & Weaver
                        100 South Mason Street
                     Harrisonburg, Virginia  22801
                            (703) 434-0316
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

Approximate date of  commencement of proposed sale to the  public:  As
soon  as  practicable   after  this  Registration   Statement  becomes
effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box:   [     ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box:   [  X  ]

                    CALCULATION OF REGISTRATION FEE
Title of     Amount to   Proposed maxi-    Proposed maxi-     Amount
Securities   be regis-   mum aggregate     mum aggregate      of regis-
to be reg-   tered       offering price    offering price<F1> tration
istered                  per share                            fee

Common Stock  1,500,000  $25.50            $38,250,000    $13,189.66
no par value
[FN]
<F1> Pursuant to Rule 457(c), the registration statement fee has been calculated on the basis of $25.50 per share, the average of the high and low prices of the Registrant's Common Stock reported on the NASDAQ National Market System on December 2, 1994.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                         SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS DATED DECEMBER 5, 1994

PROSPECTUS


                            WLR FOODS, INC.
                 POULTRY PRODUCER STOCK PURCHASE PLAN

          This Prospectus relates to 1,500,000 shares of Common Stock, no par value (the Common Stock) of WLR Foods, Inc. (WLR Foods or the Company) which have been registered and which are reserved for issuance under WLR Foods' Poultry Producer Stock Purchase Plan (the
Plan). Shares of WLR Foods' Common Stock may be purchased at a discount, not to exceed fifteen percent (15%), through regular contract payment deductions, without payment of brokerage commissions, fees or related administrative charges.

          WLR Foods Common Stock is listed on the National Market System of the National Association of Securities Dealers' Automated Quotation System (NASDAQ/NMS). The closing price of the Common Stock on December 2, 1994, as reported by the National Market System, was $25.75 per share.

          An eligible poultry producer may enroll in the Plan by completing a Contract Payment Deduction Authorization Form and returning it to WLR Foods, Inc.'s Director of Shareholder Services, who will serve as Administrator of the Plan. The Administrator can be reached at the corporate offices of the Company, P.O. Box 7000, Broadway, Virginia 22815 (703-896-7001).

For certain investment considerations associated with the Common Stock, see "Investment Considerations," page 3.

                       _________________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ________________________

      The date of this Prospectus is _____________________, 1994.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                         AVAILABLE INFORMATION

          WLR Foods is subject to the informational requirements of the Securities Exchange Act of 1934 (the Exchange Act) and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (Commission). Reports, proxy statements and other information filed by WLR Foods can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 75 Park Place, New York, New York 10278, and 219 South Dearborn Street, Chicago, Illinois 60604. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission are incorporated by reference in this Prospectus: (1) the Company's Annual Report on Form 10-K for the year ended July 2, 1994; (2) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act since July 2, 1994; and (3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-17060) and amendment to Form 8 filed September 21, 1990, including any further amendment or report filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein for the purpose of updating such description. All documents filed by WLR Foods pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of the filing of such documents.

          The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the request of any such person, a copy of the Company's last annual report to shareholders or any documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to Director of Shareholder Services, WLR Foods, Inc., P.O. Box 7000, Broadway, Virginia 22815 (703-896-7001).

          No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by WLR Foods. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the information contained herein since the date hereof.

                              THE COMPANY

          WLR Foods, a Virginia corporation, is a fully-integrated provider of turkey and chicken products with operations in Virginia, West Virginia, Pennsylvania and North Carolina. The mailing address of the Company's principal executive offices is P.O. Box 7000, Broadway, Virginia 22815, and its telephone number is (703) 896-7001.

                       INVESTMENT CONSIDERATIONS

          The following factors should be considered in evaluating an investment in the Common Stock.

Nature of Poultry Industry

          The poultry industry is influenced by a considerable number of uncontrollable conditions including disease, weather and prices of both commodity grain and poultry. Although the Company places great emphasis on disease control through bio-security measures and testing, it is not immune to the risks of avian influenza, salmonella and other microbial contamination. No assurances can be given that disease, or adverse publicity associated with the threat of disease, may not negatively affect the demand for poultry and poultry products.

          The poultry industry, both as to the poultry itself and the commodities, such as grain, used in the industry, is subject to the adverse effects of bad weather, such as drought and extreme heat or cold. Although the Company has taken steps to minimize the effects of weather on its chickens and turkeys, the Company has little control over the adverse effect of bad weather on the price of grain which is used to make feed, the largest single cost of the Company's operations. Additionally, the prices of corn and soybeans are subject to other influences, such as government programs and foreign competition.

          Although poultry prices are affected by these costs of production, poultry prices are controlled more by supply and demand, making the poultry industry highly competitive. The pricing of poultry products is so competitive that any company with a cost advantage is in a favorable competitive position. Seasonal increases in production and demand contribute to fluctuations in prices.

                 POULTRY PRODUCER STOCK PURCHASE PLAN

          The following summarizes certain key features of the Poultry Producer Stock Purchase Plan. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which can be obtained from the Company.

How the Plan Works

          You may join the Plan by completing a Contract Payment Deduction Authorization Form which indicates the percentage you want deducted from each contract payment. WLR Foods will use the amount deducted from your payment to purchase Common Stock of WLR Foods. Shares purchased for you will be credited to your account, and you will receive a statement reflecting your share balance every quarter.


How to Participate

          If you are a poultry producer having a current grower contract with WLR Foods or its subsidiary, Wampler-Longacre, Inc., you may enroll in the Plan by completing and returning to the accounting department for your division the following two forms:

          Contract Payment Deduction Authorization Form indicating the percentage you want deducted from each contract payment. The maximum amount of stock that may be purchased pursuant to the Plan in any calendar year is $25,000, valued at fair market value, exclusive of any discount. If you are also a participant in the Company's Employee Stock Purchase Plan, both plans will be combined for purposes of the $25,000 limitation.

          Substitute IRS W-9 Form certifying that you are not subject to backup withholding under the provisions of the Internal Revenue Code

          All accounts will be maintained in the name in which you have contracted with WLR Foods or Wampler-Longacre, Inc.

Stock Purchases

          During each Investment Period or on each Investment Date (both of which are defined below), as the case may be, all funds available in your account through contract payment withholdings and dividends accumulated through the last Friday of the preceding calendar month will be used to purchase Common Stock of WLR Foods. The number of shares that will be purchased on your behalf, calculated to five (5) decimal places, will be determined by dividing the amount of funds invested on your behalf by a percentage of the current market price of the shares. The percentage to be applied to the market price in determining the number of shares purchased on your behalf, as well as your purchase price, will be set by the Company from time to time, but in no event will be less than eighty-five percent (85%). If shares are purchased directly from the company they will be purchased on the Investment Date, which is the first Friday of the calendar month. If shares are purchased on the open market, they will be purchased during the Investment Period, which is the period beginning on the Investment Date and ending five (5) trading days later.

Purchase Price

          WLR Foods will have sole discretion as to whether Common Stock purchased under the Plan will be purchased in the open market by an Independent Agent or purchased directly from WLR Foods. The Administrator will notify the Independent Agent prior to the commencement of the Investment Period with respect to each Investment Date if shares for the Plan will be purchased in the open market.

          If Common Stock is purchased in the open market, the price per share paid by the Participant will be a percentage, but not less than eighty-five percent (85%), of the weighted average price, excluding brokerage commissions, paid by the Independent Agent for all shares purchased during the Investment Period for the applicable Investment Date. All open market purchases will be the lowest current independent offer quotation reported on NASDAQ/NMS, and WLR Foods will pay the difference between the Independent Agent's purchase price and your discounted purchase price, and will also pay any administrative costs, brokerage fees and commissions. If Common Stock is purchased directly from WLR Foods, the price per share will be a percentage, but not less than eighty-five percent (85%), of the average of the best bid and asked price of the Common Stock as quoted by NASDAQ/NMS on the applicable Investment Date. If shares are purchased both in the open market and directly from WLR Foods with respect to an Investment Date, the price paid by Participants for the shares so purchased will be a percentage, but not less than eighty-five percent (85%), of the weighted average price of all shares.

Dividend Reinvestment

          IF WLR Foods declares dividends on its Common Stock, your account will be credited with all stock and cash dividends you earn and any stock splits. Consistent with the Plan's purpose of encouraging systematic accumulation of WLR Foods' stock, all dividends will be automatically reinvested in additional shares of WLR Foods' stock.

Changing or Suspending Your Deduction

          You may change the amount of your contract payment deduction by completing a new Contract Payment Deduction Authorization Form. You may suspend contract payment deductions and still remain a Plan member as long as at least one share of WLR Foods' Common Stock is kept in your account. There currently is no waiting period after suspension for re-activating contract payment deductions -- you may do so at any time. However, this flexibility may be restricted in the future depending on the Company's experience. Enrollment, changes in contract payment deduction amounts and suspension of deductions will be effected as soon as administratively feasible following receipt of your written instructions.

Holding Period

          Stock purchased pursuant to the Plan may not be withdrawn, or certificates issued, for two (2) years after the date the stock was purchased, except in the event your contract with the Company is terminated by the Company for any reason, or in the event of your death or disability. Shares credited to your account as a result of a stock split or stock dividend will be treated as having been purchased on the purchase date of the shares to which they relate.

Stock Certificates

          Subject to the two (2) year holding period described above, at your request, a stock certificate will be issued from the Plan to you for any or all full shares of WLR Foods' Common Stock in your account. As long as any shares of stock remain in your account, automatic reinvestment of dividends on such stock will continue. When your account is closed, you will be issued a stock certificate for all full shares of stock in your account and will receive a check for the value of any fraction of a share in your account. If less than a full share of stock remains in your account and you have suspended contract payment deductions, your account will be closed.

          If you would like to sell stock in the Plan, you must request a stock certificate and sell the stock yourself, either privately or through a broker. WLR Foods can provide you with a list of brokers in your area who will assist you with your sale.

Termination of Contract

          Upon termination of your contract by the Company for any reason, or upon your death or disability, your account will be terminated. Upon termination, any funds held for investment in your account will be invested on your behalf on the next Investment Date or during the next Investment Period. You will then be issued a stock certificate for all full shares of stock in your account and will receive a check for the value of any fraction of a share in your account.

Shareholder Communications

          As a shareholder, you will receive all notices of shareholders' meetings, proxy statements and other materials distributed by WLR Foods to its shareholders. You will have all rights of a shareholder, including voting rights, as soon as there are shares of stock credited to your account. The Administrator will not vote stock held in your account.

Duration of Plan

          One and one-half million shares have been registered for issuance under the Plan, the term of which is indefinite. WLR Foods may amend or terminate the Plan at any time, and you would be provided notice in such event. No amendment or termination would affect your interestin thePlanwhich hadaccruedprior tosuchamendment ortermination.

A Few More Details

Q:   What is common stock:

A. Common stock represents ownership in a company. Common stock shareholders can benefit from cash or stock dividends, and they receive the right to vote on certain issues. If a company is profitable and its stock increases in value, shareholders also benefit from price appreciation.

Q.   What are the risks of owning stock?  Can I lose money?

A. Common stock shareholders assume both financial risk and market risk. The financial risk is that the company will not perform well, and thus the stock will decline in price. The market risk is the risk of price fluctuations for the entire market or a specific industry group. The price at which you sell your stock may be equal to, above or below the cost of your stock.

     The poultry industry's profitability has followed cyclical patterns which have been principally influenced by the supply of poultry. The poultry cycle is also influenced significantly by feed costs that, in turn, are influenced by a number of factors unrelated to the poultry industry, including weather and government legislation that permits the federal government to set price and income supports for grain, the largest production expense for poultry.

Q. What are the advantages of buying stock through the Poultry Producer Stock Purchase Plan?

A. The Plan offers a convenient way to purchase shares of common stock in WLR Foods at a discount price, through periodic contract payment deductions. In addition to allowing you to purchase Common Stock at a reduced price, the Plan is also cost-effective because you bear no brokerage commissions on shares purchased for the Plan, nor are administrative costs passed on to you. Also, because the Plan purchases fractional shares for your account, the full amount deducted from your contract payment will be used to purchase stock.

Q.   Can I buy additional shares?

A. You can buy additional shares, up to $25,000 worth per year, only by increasing your contract payment deduction. If you would like to acquire more shares than you are able to purchase under the Plan because of the Plan's $25,000 limitation, ask WLR Foods' Director of Shareholder Services about WLR Foods' Dividend Reinvestment and Stock Purchase Plan.

Q.   Can I make additional voluntary contributions?

A. You may not make voluntary contributions to the Plan, but can only participate through periodic contract payment deductions. If you want to purchase additional shares, you may increase your contract payment deduction, subject to the $25,000 limitation, or you may participate in certain other WLR Foods plans.

Q.   Can I use my stock as collateral for a loan?

A:   You my not assign or pledge your interest in the Plan.

Q:   How does the Plan affect my taxes:

A: Unlike the Company's Employee Stock Purchase Plan, the Plan does not satisfy the requirements of Section 423 of the Internal Revenue Code and, as such, is not a "tax qualified plan." Under the Internal Revenue Code, the benefits of a tax qualified plan under that section are not available to independent contractors such as the Company's poultry producers. Each individuals' tax situation differs, so you are encouraged to consult a tax adviser.

     In general, you must recognize ordinary compensation income equal to the amount of your discount when the stock is purchased on your behalf. Also, brokerage commissions paid by WLR Foods on your behalf must be reported as income. The amount of compensation income you are required to recognize will be added to the price you paid for the stock to determine your tax basis. Any gain or loss on your stock, being the difference between the price for which you sell the stock and your tax basis, must be reported as capital gain on your tax return when you sell your stock. Cash dividends are taxable when received, even if they are reinvested, while stock dividends or stock splits have no immediate tax effect. WLR Foods will send you annually an Internal Revenue Service Form 1099-MISC reporting the amount of the discount and brokerage commissions, and Form 1099-DIV reporting dividends paid and reinvested on shares in your account.

Q.   Who administers the Plan?

A. WLR Foods' Director of Shareholder Services Department of WLR Foods administers the Plan for WLR Foods. The Administrator keeps a continuing record of your account, sends quarterly Statements of Accounts, and performs other duties related to the Plan. The Administrator is hired, and serves at the discretion of, WLR Foods' executive management.

                            USE OF PROCEEDS

          WLR Foods does not know the number of shares that will ultimately be purchased under the Plan or the prices at which such shares will be purchased. The net proceeds realized by WLR Foods from shares of Common Stock sold from time to time under the Plan will be added to the general funds of the Company and used for general corporate purposes.

                             LEGAL OPINION

          The validity of the Common Stock offered hereby will be passed upon for the Company by the law firm of Wharton, Aldhizer & Weaver, Harrisonburg, Virginia. As of the date of this Prospectus, members of the firm beneficially owned, in the aggregate, 1,851 shares of the Company's Common Stock.

                                EXPERTS

          The consolidated financial statements and schedules of the Company and its subsidiaries which are included in the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1994 have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick, LLP audits and reports on the consolidated financial statements and schedules of the Company and its subsidiaries issued at future dates, and consents to the use of their reports thereon, such consolidated financial statements and schedules also will be incorporated by reference in this Prospectus in reliance upon their reports and upon said authority of such firm as experts in accounting and auditing.

                            INDEMNIFICATION

          In 1988, WLR Foods' shareholders approved changes to the Company's Bylaws, which changes afforded the Company's officers and directors the fullest liability protection available under Virginia law. Specifically, in any proceeding brought against WLR Foods'


officers or directors by a shareholder in the right of the Company, or brought by or on behalf of shareholders of the Company, monetary damages awarded against the officers or directors are limited to $1; provided, however, that this cap will not apply if the officer or director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

          WLR Foods' Bylaws indemnify the Company's officers and directors against all liabilities and expenses arising out of proceedings against them, except liabilities and expenses incurred because of their willful misconduct or knowing violation of the criminal law. The Company is also required to advance expenses of any officer or director in proceedings against them.

          WLR presently maintains an officer and director liability insurance policy in the amount of $10 million, with a deductible of $100,000 for corporate reimbursement only. The policy insures WLR Foods against loss by reason of wrongful acts by its officers and directors which WLR must indemnify, and it insures the officers and directors against loss by reason of their wrongful acts committed while serving WLR.

          Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling WLR pursuant to the foregoing provisions, WLR has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Itemized Statement of Expenses.

          The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) in connection with the offer and sale of the shares of Common Stock of the Registrant covered by this Registration Statement.

          SEC registration fee                 $13,190
          Printing costs                       $ 1,000
          Fees and expenses of counsel         $ 5,000
               for the Company
                    Total                      $19,190

Item 15.  Indemnification of Directors and Officers

          In 1988, WLR Foods' shareholders approved changes to the Company's Bylaws, which changes afforded the Company's officers and directors the fullest liability protection available under Virginia law. Specifically, in an proceeding brought against WLR Food' officers or directors by a shareholder in the right of the Company, or brought by or on behalf of shareholders of the company, monetary damages awarded against the officers or directors are limited to $1; provided, however, that this cap will not apply if the officer or director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

          WLR Foods' Bylaws indemnify the Company's officers and directors against all liabilities and expenses arising out of proceedings against them, except liabilities and expenses incurred because of their willful misconduct or knowing violation of the criminal law. The Company is also required to advance expenses of any officer or director in proceedings against them.

          WLR presently maintains an officer and director liability insurance policy in the amount of $10 million, with a deductible of $100,000 for corporate reimbursement only. The policy insures WLR Foods against loss by reason of wrongful acts by its officers and directors which WLR must indemnify, and it insures the officers and directors against loss by reason of their willful acts committed while serving WLR.

          Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling WLR pursuant to the foregoing provisions, WLR has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

          3.1  Articles of Incorporation (incorporated by reference to
               Exhibit 3  of   Form 8-K  filed  with   the  Securities
               Exchange Commission on January 31, 1992)

          3.2  Bylaws

          3.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to Form 10-K filed September 27, 1991 (File No. 0-17070)).

          5    Opinion and Consent of Wharton, Aldhizer & Weaver

          23.1 Consent of KPMG, LLP Peat Marwick

          23.2 Consent of Wharton, Aldhizer & Weaver (see Exhibit 5)

          24   Power of Attorney

Item 17.  Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)   To   include  any   prospectus  required  by
                          Section 10(a)(3)  of  the Securities  Act of
                          1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                    (iii) To  include  any  material information  with
                          respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided,   however,   that  paragraphs (a)(1)(i)   and
               (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
               Section 15(d) of  the Securities  Exchange Act of  1934
               that are
               incorporated   by   reference   in   the   registration
statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or
               Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Harrisonburg, Commonwealth of Virginia, on the ______ day of _______________________, 1994.


                                   WLR FOODS, INC.


                                   By:__/s/ James L. Keeler_____
                                        James L. Keeler
                                        President and Chief
                                        Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the _____ day of _________________, 1994.

              Signature                      Title


_______________________________________      Treasurer and
Delbert L. Seitz                             Chief Financial
                                             Officer

_______________________________________      Chief Executive
James L. Keeler                              Officer and
                                             Director

_______________________________________      Director
George E. Bryan*

_______________________________________      Director
Charles L. Campbell*

_______________________________________      Director
Stephen W. Custer*

_______________________________________      Director
Calvin G. Germroth*

_______________________________________      Director
Peter A.W. Green*

_______________________________________      Director
William H. Groseclose*

_______________________________________      Director
J. Craig Hott*

_______________________________________      Director
Herman D. Mason*

_______________________________________      Director
Charles W. Wampler, Jr.*

_______________________________________      Director
William D. Wampler*

*By_/s/ Delbert L. Seitz_______________
   Delbert L. Seitz, Power of Attorney

                           INDEX TO EXHIBITS



Exhibit                                                     Page

3.1 Articles of Incorporation (incorporated by reference to Exhibit 3 of Form 8-K filed with the Securities Exchange Commission on January 31, 1992)

3.2     Bylaws                                              15

3.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to Form 10-K filed
        September 27, 1991 (File No. 0-17060))

5       Opinion and Consent of Wharton, Aldhizer & Weaver   26

23.1    Consent of KPMG, LLP Peat Marwick                   27

23.2    Consent of Wharton, Aldhizer & Weaver (see Exhibit 5)

24      Power of Attorney                                   28